                                                                  Exhibit 10.19

                                                              CONFIDENTIAL DRAFT

     Confidential treatment has been requested for portions of this document. Redacted material is identified by double asterisks (i.e. "**"). The redacted material has been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.


               STRATEGIC SUPPLY, SERVICES AND PROMOTION AGREEMENT

      This Strategic Supply, Services and Promotion Agreement (this "Agreement") is entered into as of 20th August, 1999 (the "Effective Date"), between HEWLETT-PACKARD COMPANY, a Delaware corporation ("HP") and DELPHI INFORMATION SYSTEMS, INC., a Delaware corporation ("Delphi").

1.    DEFINITIONS

      1.1 "Delphi Logos" means Delphi's name and logo(s), including all artwork, graphics, icons and other content to be displayed, at Delphi's sole discretion, on Ebix.com.

      1.2 "Ebix.com" (electronic brokers and insurers express) means that Delphi insurance portal ebix.com which also includes ebix.mall and ebix.link e-commerce services, as it now exists and as it may hereafter be modified or replaced, that facilitates commercial and consumer insurance transactions over the Web. As of the Effective Date the URL of Ebix.com is http://www.ebix.com..

      1.3 "Co-Location Services" means providing power (facility, physical location and power), pipes (network connectivity and bandwidth) and ping for Ebix.com.

      1.4 "Competitor" means any entity which HP reasonably considers to be its competitor of its hardware, software or services.

      1.5 "Effective Date" has the meaning given to such term in the introductory paragraph.

      1.6   "Fees" has the meaning given to such term in Section 5.1.

      1.7 "HP Hardware" means the HP computer systems, peripherals, terminals, and all related hardware products owned or leased by HP, listed on Exhibit A, which HP will provide to Delphi under the Related Agreements.

      1.8 "HP Logos" means HP's name and such logo(s) and taglines as HP shall designate from time to time, including all artwork, graphics, icons and other content, to be displayed on Ebix.com.

      1.9 "HP Services" means the services to be made available by HP as defined in Exhibit A, and any other services to be performed by HP under the terms of this Agreement or any Related Agreement.

      1.10 "HP Software" means the HP software products listed on Exhibit A, which HP will provide to Delphi under the Related Agreements.


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      1.11  "Intellectual Property Rights" means rights in patents, copyrights, trademarks, trade secrets and all other similar intellectual property rights.

      1.12 "Joint Promotional Plan" may include: (a) public relations activities including joint press releases concerning this Agreement and analyst presentations on the relationship of the Parties; (b) demonstration of HP and Delphi's products working together to press or other individuals or organizations, as appropriate; (b) distribution of promotional literature to the parties; (c) convention activities including industry and sponsored shows and events; (d) additional press activities including statements refining product positioning, cooperation on product reviews; (e) customer testimonials from Ebix.com users, and (f) advertisements in a variety of publications and possibly other media.

      1.13  "Logos" means the Delphi Logos or the HP Logos, as appropriate.

      1.14  "Management Team" has the meaning given to such term in Section
            6.1(A).

      1.15 "Net Revenues" means, with respect to any calendar quarter, the amount of revenue and other income recognized by Delphi under GAAP from Other Fees (defined below) generated from Ebix.com for such calendar quarter, less any credits, discounts, returns, amounts used to purchase additional HP Hardware, HP Software or HP Services pursuant to Section 2.2, and reasonable reserves for bad debt related to such revenues. For purposes of this Agreement "Other Fees" means all fees and charges which are recognized by Delphi under GAAP as revenue generated from the Ebix.com, including: (a) all amounts charged to carriers, agents, brokers and all other third parties for use of Ebix.com, (b) those fees for product sales or services, marketing, advertising, and promotions, (c) those fees for support provided to carrier/agent/broker subscribing to Ebix.com, and (d) fees for content placement, carrier/broker/agent enrollment, carrier/broker/agent transactions, payment services, logistic tracking, e-commerce enablement of carriers, agents or brokers benchmarking services, forums or sales of third party products or services transacted through the Ebix.com, and (e) transaction fees.

      1.16  "Party" means HP or Delphi.

      1.17 "Related Agreement" means any agreement hereafter entered into by HP and Delphi under which HP agrees to provide to Delphi, HP hardware, HP software or HP services, whether invoiced or not, as contemplated by this Agreement.

      1.18 "Service Provider" means the provider of some or all of the Co-Location Services for the Ebix.com.

      1.19 "Term" means the period beginning on the Effective Date and ending on August 19, 2002, or such shorter period as may occur in the event of termination under Section 12.


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                                                              CONFIDENTIAL DRAFT

2.    SUPPLY OF PRODUCTS AND SERVICES

      2.1 Related Agreements. HP will provide the HP Software, HP Hardware and HP Services under the Related Agreements. HP and Delphi agree to negotiate in good faith and execute the Related Agreements as quickly as possible after the Effective Date. It is agreed that the Related Agreements will be substantially similar in content to HP's then-current Terms and Conditions of Sales and Service. Purchase orders from Delphi for HP Hardware, HP Software or HP Services will reference the appropriate Related Agreement.

      2.2 Additional Purchases and Discounts. Delphi may purchase quantities of HP Hardware, HP Software and HP Services in excess of that which is ** to Delphi as described in Exhibit A. Unless HP has waived Delphi's obligation to only use HP Hardware, HP Software and HP Services to operate Ebix.com as set forth in
            Section 2.3(b), for any purchases by Delphi of HP products listed in Exhibit A, Delphi may purchase such items during the Term at the respective price indicated in HP's then-current corporate price list less ten percent (10%), provided that the parties agree that such additional purchases are consistent with Delphi's growth and scalability requirements, given mutually agreed to transaction and revenue growth projections. HP agrees that its then-current price list will be competitive with market prices of comparable products with comparable functionality from third parties. It is expected that the Parties will ** related to Ebix.com.

      2.3   Use Limits: Requirements for Ebix.com.

            (a) Use Limits. All HP Hardware, HP Software and HP Services purchased or made available to Delphi under this Agreement or the Related Agreements may only be used on, or in connection with, Ebix.com. Delphi may not during the Term sell to any third party any HP Hardware purchased or made available to Delphi under this Agreement.

            (b) Requirements for Ebix.com. **. Provided, however, (i) before Delphi may purchase ** products or services for use on Ebix.com, Delphi must indicate to HP, Delphi's functional and performance needs and ** to satisfy such requirements (to which HP must respond promptly), and (ii) Delphi may only use ** products or services if ** to promptly and adequately respond and is unable to provide competitive functionality and price or ** to such use.

            (c) Such obligation shall apply to all activities performed by or for Delphi for Ebix.com, including hosting, serving, replicating, caching, or similar


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                                                              CONFIDENTIAL DRAFT

                  activities, and to all hardware and software used in connection therewith, (a) regardless of where it is located if Delphi is providing the hardware or software, as applicable, and (b) in all events, for Ebix.com hardware located on premises owned, leased or otherwise controlled by Delphi.

      2.4   Indemnity.

            (a) Delphi Indemnity. Delphi shall indemnify, defend and hold harmless HP and its affiliates, suppliers and agents from any liability, damages or costs (including attorneys' fees and expenses) arising from, or relating to, a claim (a) that Ebix.com, including any technology or method therein and any product or service provided by Delphi thereunder, violates the Intellectual Property Rights of a third party, or (b) by a third party arising from (i) the operation of the Ebix.com or any related product or service, or (ii) Delphi's advertising and marketing of HP's and Delphi's joint activities.

            (b) Indemnity Limits. Delphi shall not be liable for a particular claim under the indemnity in Section 2.4 unless HP shall (a) promptly provide notice of any claim, (b) permit Delphi to assume control over the defense and/or settlement of such claim, and (c) at Delphi's cost, provide reasonable assistance to Delphi in the defense and/or settlement of such claim. Delphi shall not be required to indemnify HP to the extent that such claim is caused by (i) HP Hardware, HP Software, or HP Services, or the combination of such items into the Ebix.com, provided such combination was made or suggested by HP or if such claim would have been avoided if such HP Hardware, HP Software, or HP Services had not been so included, (b) any modification of the Ebix.com by HP if such claim would have been avoided if such modification had not occurred, and (c) any HP Logos or other materials provided by HP.

3.    SERVICE PROVIDERS

      Delphi may elect to negotiate a co-location/services agreement with a Service Provider(s). The selection of the Service Provider is subject to HP's written approval, which will not be unreasonably withheld and, if given, will be provided to Delphi within three (3) business days. In the event that Delphi signs up a Service Provider, the co-locations/services agreement will provide that title to the HP hardware provided by HP to Delphi ** hereunder will remain with Delphi. With respect to HP Software, Delphi may grant to the Service Provider those limited license rights necessary for the Service Provider to provide co-location services, provided that the Service Provider agrees to be bound by the terms of the Related Agreements. Any chosen Service Provider must be capable of operating HP Hardware and HP Software and must provide high levels of redundancy.

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                                                              CONFIDENTIAL DRAFT

4.    MARKETING; BRANDING; LOGOS; PROMOTION

      4.1 Marketing Planning. As promptly as possible following the Effective Date the Parties will commence preparation, to be completed within ** from the Effective Date, of the Joint Promotional Plan. The Joint Promotional Plan will be **. Implementation of the Joint Promotional Plan, including the day to day decisions shall be determined by Delphi in good faith. **. As part of the Joint Promotional Plan, **.

      4.2 Branding of the Ebix.com and Related Materials. During the Term, Ebix.com shall be co-branded with the HP Logos and the Delphi Logos. The applicable HP Logos, including the tagline "HP Enabled E-Service", shall be prominently displayed on the mutually agreed upon Ebix.com web pages, in all written collateral and advertisements for Ebix.com as Delphi in its reasonable discretion deems appropriate, and other locations as mutually agreed upon by both Parties. Delphi agrees that (a) the HP Logo will be the most prominent logo, after the Ebix logo, on Ebix.com and in all written advertising and collateral material, (b) the HP Logo will be placed in the primary navigation bar of the Ebix.com, (c) the HP Logo will appear "above the fold" on the initial page of Ebix.com on browsers set for an 800 x 600 screen size, and (d) Delphi will use commercially reasonable efforts to design the other pages on which its primary navigation bar appears to show the HP Logo "above the fold" on browsers set for an 800 x 600 screen size. HP reserves the right to require that the HP Logos be removed from any or all of such locations.

      4.3 Logos. HP and Delphi each will have the right, without separate charge, to use solely as expressly allowed under the terms of this Agreement, the Joint Promotional Plan and any other marketing plan agreed to by the Parties, the other Party's Logos. Each Party's use of the other Party's Logos will adhere to the respective owner's trademark guidelines for such Logos, as revised from time to time with reasonable notice. Neither party is granted any ownership in or, except as expressly provided herein, license to the trademarks or trade names of the other party, including the Logos. Each Party agrees (a) to always identify the other's Logos as being the property of such other Party, and (b) that all use of the other's Party's Logos will inure to the benefit of, and be on behalf of, such other Party.

      4.4 No Similar Arrangements. In consideration of the investments and efforts by HP in furtherance of this Agreement, **. Delphi will notify HP as soon as possible if and when **, and will, at the very least, provide HP with thirty (30)

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                                                              CONFIDENTIAL DRAFT

            days notice prior to the anticipated announcement **, so that HP has adequate time to **.

5.    FEES AND REPORTING

      5.1 Fees. Delphi shall pay to HP within thirty (30) days of the end of each calendar quarter during the term, ** (the "Fees") for such preceding calendar quarter. Notwithstanding the terms of this Agreement or any Related Agreement, Fees, and other amounts due under this Agreement or any Related Agreement may not be offset against any amounts due to or from the other Party under this Agreement or any Related Agreement. HP is not obligated to make any payment to Delphi due to Net Revenues for any calendar quarter being less than zero. The payments are exclusive of sales, use, service, value added or like taxes, or customs duties. A non-binding projection of Fees is attached hereto as Exhibit B.

      5.2   Reporting: Interest.

            (a) Delphi's Reporting. Within thirty (30) days following the end of calendar quarter during the term, Delphi will provide to HP a report for HP to determine the Fees and other amounts agreed to after the Effective Date to which it is entitled under
                  Section 5.1 or otherwise under this Agreement. Such report will include: Delphi's gross revenues relating to the Ebix.com from Other Fees; related discounts; related refunds; related collection reserves debits and credits; other permitted debits and credits. Delphi hereby agrees that each year, upon HP's request, it will require that its independent auditors verify the accuracy of such reports as part of their annual audit of Delphi's books and records and certify the results thereof to HP. Certification by Delphi's auditors should be done upon HP's written request at a minimum of ** prior to Delphi's year end (December 31) so that Delphi can ask its auditors to include this activity in their audit. Any additional fees and expenses charged by such independent auditors for the work relating to verifying the accuracy of such reports and providing such certification shall be borne by HP; provided that Delphi will allow HP to negotiate directly with such auditor the amount of such fees.

            (b) Overdue Interest. Any payments due hereunder which are not paid when due shall accrue interest from the date due until paid at the per annum rate of ** or the maximum rate permitted by applicable law, whichever is less. Interest will not accrue unless HP provides written notice and such payment is more than ** late.

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                                                              CONFIDENTIAL DRAFT

      5.3   Audit Rights.

            (a) Audit by HP. Delphi agrees to maintain for at least ** from the date each payment under this Agreement is due, complete books, records, invoices and accounts with respect to the amounts due to HP hereunder. Upon ** prior written notice to Delphi, HP may, at its own expense, appoint a nationally recognized independent auditor to audit Delphi's records relevant to this agreement at Delphi's offices during normal business hours, solely for the purpose of confirming the accuracy of the Fees and other amounts payable to HP hereunder. HP will make all reasonable attempts while conducting any audit to ensure that such does not unreasonably interfere with Delphi's business activities. Any such auditors shall (i) agree to be bound by Delphi's standard nondisclosure agreement, and (ii) only report to HP whether or not the payments were accurate, and if not accurate, the amount of the deficiency or surplus, and
                  (iii) provide the same information to Delphi, as well as their basis for their conclusions. Such audit may be no more often than once every calendar year. If an audit reveals an overpayment by Delphi, HP agrees to promptly refund Delphi for such overpaid amount within ** of such an audit report. If an audit reveals an underpayment by Delphi, Delphi agrees to promptly pay HP the amount of such underpayment, together with overdue interest thereon as specified above. In addition, if such underpayment is greater than ** of the amounts due for the period so audited, Delphi will also promptly reimburse HP for the cost of the audit as evidenced from such independent auditor's bill.

      5.4   Non-Discriminatory Treatment.

            (a) Features. Delphi agrees that it will not create another web site similar to Ebix.com and that the features which it adds to other portions of its web related business rather than Ebix.com, including the design and architecture of Ebix.com, will not be allocated so as to unreasonably and adversely affect the amount of Fees to be collected by HP.

            (b)   Pricing. **


6.    MANAGEMENT TEAM; OTHER PERSONNEL; OTHER OPPORTUNITIES

      6.1   Management Team.


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                                                              CONFIDENTIAL DRAFT

            (a) Team Members. Delphi and HP shall each appoint members to a project management team to oversee the relationship between the Parties (the "Management Team"). Each Party shall specify the initial Management Team members within ** days of the Effective Date. Each Party may substitute members of the Management Team upon fourteen (14) days' prior written notice to the other.

            (b) Duties. The Management Team shall meet periodically according to a mutually agreed upon schedule, and more frequently, if requested by one of the members. Among the responsibilities of the Management Team shall be managing the relationship between the Parties with respect to performance under this Agreement.

      6.2 Other Assigned Personnel. The Parties shall each designate primary day to day contacts to provide the following:

            (a) From HP: ** who can provide HP marketing support as well as product and services pricing and technical support.

            (b) From Delphi: ** employees who can coordinate the relationship with HP.

            Each Party may substitute these contacts upon ** prior written notice to the other.

      6.3 Other Opportunities. No joint development is contemplated by virtue of this Agreement. If the Parties agree to participate in joint development activities, the rights and obligations resulting from such activities will be covered in a separate agreement.

7.    CONFIDENTIAL INFORMATION

      7.1 During the term of this Agreement, either Party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). Before such Confidential Information is disclosed, the Parties shall first agree to disclose and receive such information in confidence. If then disclosed, the Confidential Information shall be marked as confidential at the time of disclosure, or if disclosed orally but stated to be confidential, shall be designated as confidential in a writing by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within ** after such oral disclosure.

      7.2 Confidential Information may be used by the receiving party only with respect to the performance of its obligations under this Agreement, and only by those


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            employees of the receiving party and its subcontractors who have a need to know such information for purposes related to this Agreement, provided that such subcontractors have signed separate agreements containing substantially similar confidentiality provisions. The receiving party shall protect the Confidential Information of the disclosing party by using the same degree of care (but not less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as the receiving party uses to protect its own Confidential Information of like nature. The receiving party's obligation under this Section 7 shall be for a period of ** after the date of disclosure.

      7.3 The obligations stated in this Section 7 shall not apply to any information which is:

            7.3.1 Already known by the receiving party prior to disclosure.

            7.3.2 Publicly available through no fault of the receiving party.

            7.3.3 Rightfully received from a third party without a duty of confidentiality.

            7.3.4 Disclosed by the disclosing party to a third party without a duty of confidentiality on such third party.

            7.3.5 Independently developed by the receiving party prior to or independent of the disclosure.

            7.3.6 Disclosed under requirement of law.

            7.3.7 Disclosed by the receiving party with the disclosing party's prior written approval, pursuant to a subpoena or judicial order, provided that, to the extent reasonably possible, the receiving party is given notice and an opportunity to object.

8.    WARRANTIES

      8.1 HP Warranties. HP represents and warrants to Delphi that HP has full power and authority to enter into and perform this Agreement. EXCEPT FOR THE WARRANTIES PROVIDED ABOVE OR IN ANY RELATED AGREEMENT WITH RESPECT TO SPECIFIC HP HARDWARE, HP SOFTWARE OR HP SERVICES, HP MAKES NO WARRANTY, WHETHER EXPRESS OR IMPLIED, TO ANY PERSON OR ENTITY WITH RESPECT TO THE HP HARDWARE, HP SOFTWARE OR HP SERVICES, AND HP DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.


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      8.2   Delphi Warranties. Delphi represents and warrants to HP that DELPHI
            HAS FULL POWER AND AUTHORITY TO ENTER INTO AND PERFORM THIS AGREEMENT. EXCEPT FOR THE WARRANTIES PROVIDED ABOVE, DELPHI MAKES NO WARRANTY, WHETHER EXPRESS OR IMPLIED, TO ANY PERSON OR ENTITY WITH RESPECT TO EBIX.COM AND DELPHI DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

9.    INTELLECTUAL PROPERTY RIGHTS

      9.1 All copyrights and other Intellectual Property Rights existing prior to the Effective Date shall belong to the Party that owned such rights immediately prior to the Effective Date.

      9.2 Neither party shall gain by virtue of this Agreement any rights of ownership of any Intellectual Property Rights owned by the other.

      9.3 HP shall own all Intellectual Property Rights, title and interest in or pertaining to all products and services developed by HP for purposes of this Agreement, except that for any development commissioned by or on behalf of Delphi, the rights and obligations resulting from such activity will be covered in a separate agreement.

      9.4 No joint development is contemplated by virtue of this Agreement. If the parties agree to participate in joint development activities, the rights and obligations resulting from such activities will be covered in a separate agreement.

10.   INTELLECTUAL PROPERTY PROTECTION

      10.1 HP will defend or settle any claim against Delphi that the HP Hardware, Software or Services delivered under and used in accordance with this Agreement infringes Intellectual Property Rights in the country where such Hardware, Software or Services are used or receive HP support.

      10.2 The protections provided in Section 10.1 above will apply provided Delphi promptly notifies HP in writing of the claim, and Delphi cooperates with HP in and grants HP sole control of the defense or settlement. For infringement claims covered by this Section 10, HP will pay **.

      10.3  HP has no obligation for any claim of infringement arising from:

            10.3.1 HP's compliance with or use of Delphi's information, Delphi content, technology, designs, specifications or instructions.

            10.3.2 Modifications by Delphi or a third party.


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            10.3.3 Use prohibited by HP product manuals, datasheets or related application notes.

            10.3.4 Use of the HP Hardware or Software with products not supplied by HP.

      10.4 This Section 10 states HP's entire liability for claims of intellectual property infringement.

11.   LIABILITY LIMITATION

      EXCEPT FOR BODILY INJURY AND OTHER THAN BREACH OF, OR LIABILITY UNDER,
      SECTION 7, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANY FAILURE OF ESSENTIAL
      PURPOSE OF ANY LIMITED REMEDY OR ANY OTHER TERM OF THIS AGREEMENT, EXCEPT FOR BODILY INJURY AND BREACH OF, OR LIABILITY UNDER SECTIONS 2.4(A), 7, or 10, THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED **.

12.   TERM AND TERMINATION

      12.1 Term. This Agreement shall expire at the end of the Term unless the Parties agree, **, to extend the Term.

      12.2 Termination for Breach. Either Party may terminate this Agreement if:

            (a) The other Party is in material breach of this Agreement and fails to cure such breach within ** of notice by the terminating Party of such breach; provided, that such ** period shall be automatically extended up to an additional **, if the breach is of such a nature that it cannot be corrected within such ** period (provided that the breach does not involve the non-breaching Party's intellectual property rights) and the breaching Party is using its best efforts to correct such breach throughout such cure period; or

            (b) The other Party is in material breach of any Related Agreement and fails to cure such breach in accordance with the procedures, including time for cure, if any, specified in such Related Agreement; or

            (c) The other Party becomes the subject of a petition in bankruptcy, whether voluntary or involuntary, which if involuntary is not dismissed within


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                  sixty (60) days, or becomes insolvent, or ceases to do
                  business in the normal course.

      12.3 Termination Due to Failure to Achieve Minimum Fees. HP may terminate this Agreement upon thirty (30) days written notice to Delphi, if the total Fees received by HP from the Effective Date through the date of payment for the last month of the first year, do not equal at least **, or if the total Fees received by HP through the date of payment for the last month of the second year do not equal at least **.

      12.4  Termination Due to **. HP **.

      12.5  Effect of Termination.

            (a) Unless otherwise provided in a Related Agreement, the Related Agreement(s) will terminate upon expiration or termination of this Agreement.

            (b) In the event the Agreement is terminated by HP pursuant to Sections 12.3 and 12.4, then Delphi will, at its option, either (a) return all HP Hardware and HP Software to HP, or
                  (b) purchase the HP Hardware and HP Software at fair market value.

      12.6 Termination of Related Agreement(s). Unless otherwise provided in a Related Agreement, the Related Agreement(s) will terminate upon expiration or termination of this Agreement.

      12.7 No Compensation for Termination. Unless otherwise provided under this Agreement, and without limiting any of the Parties' remedies at law or equity, neither Party shall be entitled to any compensation (whether for loss of rights, goodwill or otherwise) as a result of the expiration or termination of this Agreement in accordance with its terms.

      12.8 Survival. Termination or expiration of this Agreement shall not affect Delphi's obligation to pay all Fees and other amounts due to HP hereunder accrued prior to termination (or, where applicable, after termination). Neither the expiration nor


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            termination of this Agreement (however occasioned) shall affect
            Sections 1, 2.4, 5, 7, 8, 9, 10, 11 and 12, each of which shall continue in full force and effect.

13.   MISCELLANEOUS

      13.1 Headings: Plural Terms. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof. All terms defined in this Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa.

      13.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its provisions concerning the applicability of the laws of other jurisdictions and without regard to The United Nations Convention on the International Sale of Goods.

      13.3 Construction. This Agreement is the result of negotiations among, and has been reviewed by, HP, Delphi and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of both Parties, and no ambiguity shall be construed in favor of or against HP or Delphi.

      13.4 Entire Agreement: Priority. This Agreement, together with each Related Agreement hereafter executed by the Parties, constitute and contain the entire agreement of HP and Delphi and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the Parties, whether written or oral, respecting the subject matter hereof. This Agreement and the Related Agreements shall supersede any provision of any purchase order or other document submitted by Delphi or any invoice or other document provided by HP hereunder, notwithstanding any provision in such purchase order or document to the contrary. If the terms of this Agreement conflict with the terms of any Related Agreement, the terms of such Related Agreement shall control.

      13.5 Other Interpretive Provisions. References in this Agreement to "Sections," and "Exhibits" are to sections and exhibits herein and hereto unless otherwise indicated. The words "include" and "including" and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

      13.6 Non-Restrictive Relationship. This Agreement does not prevent either Party from (a) entering into similar agreements with others, whether or not in the same industry, or (b) independently developing (without breach of Section 7) materials, products and services the same as or similar to the materials, products or services provided by the other Party hereunder.

      13.7 No Publication. Except as contemplated by the Joint Promotional Plan or with the prior written consent of both Parties (a) neither Party may publicize or disclose to


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                                                              CONFIDENTIAL DRAFT

            any third Party the terms of this Agreement, and (b) no press releases may be made regarding this Agreement or the relationship of the Parties.

      13.8 Relationship of the Parties. Notwithstanding any provision hereof this Agreement does not create, and is not intended to create, a joint venture, partnership or agency relationship between the parties. For all purposes of this Agreement, each Party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract. Neither Party shall have any responsibility or liability of any kind to any subcontractors or third parties providing services to or for the benefit of the other Party. Each Party shall be free to manage and control its business as it sees fit, without the management, control or assistance of the other Party, except as otherwise prescribed herein.

      13.9 Ownership. Neither Party is granted any right, title nor interest to intellectual property owned by the other Party, either express or implied, except as may be explicitly provided herein or in any Related Agreement.

      13.10 Export Administration. It is Delphi's responsibility to comply with all relevant export control laws and regulations of the United States with respect to Ebix.com and the products and services provided by HP to Delphi hereunder, and to assure that such products are not (a) exported, directly or indirectly, in violation of such export control laws, or (b) intended to be used for any purposes prohibited by such export control laws, including, without limitation, nuclear, chemical or biological weapons proliferation.

      13.11 No Assignment. Neither Party may assign any rights or obligations under this Agreement without the prior written consent of the other Party.

      13.12 Notices. All notices that are required to be given under this Agreement shall be in writing and shall be sent to the respective address set forth below, or such other address as each Party may designate by notice given in accordance with this Section. Any such notice may be delivered by hand, by overnight courier, by first class pre-paid letter or by facsimile transmission, and shall be deemed to have been received: (a) by hand delivery, at the time of delivery; (b) by overnight courier, on the succeeding business day;
            (c) by first class mail, two business days after the date of mailing; and (d) by facsimile, immediately upon confirmation of transmission provided a confirmatory copy is sent by first class pre-paid, by overnight courier or by hand by the end of the next business day.


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                                                              CONFIDENTIAL DRAFT

            For HP:                           For Delphi:
            Hewlett-Packard Company           Delphi Information Systems, Inc.
                                              3501 Algonquin Road
                                              Rolling Meadows, IL 60008
            Attention:                        Attention: Richard Baum, CFO
            Telephone:                        Telephone: 847-506-3100
            Facsimile:                        Facsimile: 847-590-8280

            With a copy of all notices (other than notices of a primarily technical nature) to:

            Hewlett-Packard Legal             Delphi Legal
            Hewlett-Packard Company           3501 Algonquin Road
                                              Rolling Meadows, IL 60008
                                              Attention: Richard Baum, CFO
                                              Telephone: 847-506-3100
                                              Facsimile 847-590-8280

      13.13 Waiver and Modification. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes, modifications or waivers are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both Parties.

      13.14 Severability. If any provision in Agreement is found or held to be invalid or unenforceable, then the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. However, if the severed provision is essential and material to the rights or benefits received by either Party, the Parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects their intent in entering into this Agreement.

      13.15 Force Majeure. Nonperformance of either Party will be excused to the extent that performance is rendered impossible by earthquake, strike, fire, flood, governmental acts or order or restrictions or other similar reason where failure to perform is beyond the control and not caused by the negligence of the non-performing Party, provided that the nonperforming Party gives prompt notice of such conditions to the other Party and makes all reasonable efforts to perform.

      13.16 Jurisdiction; Prevailing Party. HP consents to the exclusive jurisdiction and venue of the courts located in Cook County, Illinois for any and all actions brought by HP with respect to this Agreement. Delphi consents to the exclusive jurisdiction and venue of the courts located in Santa Clara County, California for any and all actions brought by Delphi with respect to this Agreement. In any


                                       15                               08/20/99

                                                              CONFIDENTIAL DRAFT

            action or proceeding to enforce rights under this Agreement, the prevailing Party will be entitled to recover costs and attorneys fees.

      13.17 Dispute Resolution. In the event that the Parties are unable to agree upon any matters pursuant to this Agreement, the disputed matter shall be referred in the first instance to the appointed representatives of the Parties. If the representatives are unable to resolve the disputed matter within a reasonable time, they shall refer the matter to Controller for HP and Dick Baum, CFO for Delphi. If these two representatives cannot reach a mutually acceptable agreement within the following two (2) weeks, or such other period as may be agreed between the Parties, the matter shall be referred to General Manager for HP and Robin Raina, President for Delphi. In the event they cannot reach a mutually acceptable resolution within a reasonable time, either Party shall be entitled to seek all available remedies, including legal remedies. Notwithstanding the foregoing, either Party may seek injunctive relief with respect to any disputed matter without following the dispute resolution procedure set forth above.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

HEWLETT-PACKARD COMPANY                  DELPHI INFORMATION SYSTEMS, INC.


By: /s/ Illegible                        By: /s/ Robin Raina
    -----------------------------            -----------------------------
Print Name:                              Print Name: Robin Raina

Title:                                   Title: President, Delphi



                                       16                               08/20/99

                                                              CONFIDENTIAL DRAFT

                                    EXHIBIT A

HP Hardware - terms to be covered under Related Agreements.

      **

HP Software - terms to be covered under Related Agreements.

      **

HP Services - terms to be covered under Related Agreements

      HP will provide consulting to evaluate Delphi's environment and ensure optimal configuration and usage of **, including an initial analysis and deployment as well as ongoing refinement and use of advanced functionality in subsequent phases over the Term of the Agreement.


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                                                              CONFIDENTIAL DRAFT

                                    EXHIBIT B

                                 PROJECTED FEES

                               Year 1        Year 2        Year 3       Total
                               ----------------------------------------------

Ebix Revenues                                       **

HP's ** Share ("Fees")                              **

Transaction Projections:
Year 01
**

Year 02 & Year 03
**




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